2929 Allen Parkway
Houston, Texas 77019
Phone: 713.439.8600
Fax: 713.439.8280
www.bakerhughes.com

Baker Hughes Confirms Preliminary Discussions with Halliburton

HOUSTON - (November 13, 2014) - Baker Hughes Incorporated (NYSE: BHI) today confirmed that it has engaged in preliminary discussions with Halliburton Company regarding a potential business combination transaction.  These discussions may or may not lead to any transaction.  Baker Hughes does not intend to comment further on market speculation or disclose any developments unless and until it otherwise deems further disclosure is appropriate or required.

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company’s 61,000 employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information on Baker Hughes, visit www.bakerhughes.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “may” and "potential" and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

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CONTACTS

Investor Relations: Trey Clark, +1.713.439.8039, trey.clark@bakerhughes.com
         Alondra Oteyza, +1.713.439.8822, alondra.oteyza@bakerhughes.com

Media Relations:     Melanie Kania, +1.713.439.8303, melanie.kania@bakerhughes.com